EXHIBIT NO. 99.1

News Release

Media Contact:	Alan H. McCoy, Vice President, Government and Public Relations (513) 425-2826
Investor Contact:	Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Announces Third Quarter Earnings Date

MIDDLETOWN, OH, September 15, 2004 — AK Steel (NYSE: AKS) said today it plans to release third quarter 2004 earnings results at approximately 8:30 a.m. Eastern Time on Tuesday, October 26, 2004.

In conjunction with its earnings release, AK Steel will provide live listening access on the Internet to its analyst conference call to be held at 11:00 a.m. Eastern Time on October 26, 2004. Access to the webcast will be available from the home page of the company’s Web site at www.aksteel.com. The webcast will be archived on the company’s Web site following the call until November 2, 2004 and will be accessible from the home page.

Headquartered in Middletown, Ohio, AK Steel produces flat-rolled carbon, stainless and electrical steel products, as well as carbon and stainless tubular steel products, for automotive, appliance, construction and manufacturing markets.

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